As filed with the Securities and Exchange Commission on May 7, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact name of registrant as specified in its charter)

New York	13-1432060
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

521 West 57th Street

New York, New York 10019

(212) 765-5500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anne Chwat, Esq.

Executive Vice President, General Counsel and Corporate Secretary

International Flavors & Fragrances Inc.

521 West 57th Street

New York, New York 10019

(212) 765-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kara L. MacCullough, Esq.

Greenberg Traurig, LLP

201 L Street W.

Suite 1000

Washington, DC 20037

(202)525-2533

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(1)

(1)

An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

INTERNATIONAL FLAVORS & FRAGRANCES INC.

DEBT SECURITIES

We may offer and sell from time to time, in one or more offerings, our debt securities. This prospectus describes the general terms of these debt securities and the general manner in which we will offer and sell them.

The specific terms and amounts of these securities and the specific manner for their offer and sale will be included in a prospectus supplement, which we will deliver together with this prospectus at the time of the sale. The prospectus supplement may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus, any related prospectus supplement and the documents incorporated by reference herein and therein, if any, before you invest in our debt securities. This prospectus may not be used to sell debt securities unless it is accompanied by a prospectus supplement.

We may sell these securities on a continuous or delayed basis directly to investors, through underwriters, dealers or agents, as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. More information about the way we will distribute these securities is in the section titled “Plan of Distribution.” The names of any underwriters, dealers or agents that will participate in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

Unless we state otherwise in a prospectus supplement, we will not list any of the debt securities on any securities exchange.

Investing in our securities involves risks. For a discussion of the risks you should consider before deciding to purchase these debt securities, please see the section titled “Risk Factors,” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell our securities at any time and from time to time in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information; Incorporation By Reference.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information; Incorporation By Reference.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

References in this prospectus to “IFF,” “the Company,” “we,” “us” and “our” are to International Flavors & Fragrances Inc. (together with its subsidiaries) unless the context otherwise provides.

THE COMPANY

IFF is a leading innovator of sensory experiences that move the world. We co-create unique products that consumers taste, smell, or touch. Our geographical footprint and product portfolio position us to serve both our global customers and the faster growing regional, mid-sized and smaller customers.

Through the acquisition of Frutarom we increased our product portfolio with complementary adjacencies, such as natural colors, antioxidants for food preservation, nutraceuticals and expanded core product lines with savory solutions aimed at the meat and fish industry, citrus and other naturals flavors, specialty ingredients and new cosmetic actives. As a result, we now have over 90,000 products within our portfolio that are provided to customers in approximately 195 countries, which includes a significant number of faster-growing small and mid-sized customers.

The 2018 combined sales of IFF and Frutarom, which combines the full year 2018 sales of both Frutarom and IFF, was approximately $5.1 billion which, management believes, makes us the second largest company in the taste, scent and nutrition industry. We expect that our combined cultures of innovation will allow us to accelerate growth by continuing to offer our expanded customer base innovative and differentiated products.

With the acquisition of Frutarom, which was principally focused on serving small and mid-sized companies globally, we have significantly increased our exposure to these faster-growing customers. Based on our 2018 combined sales, approximately 35% of our customers are global consumer products companies while approximately 65% of our customers are small and mid-sized companies.

Our business is geographically diverse, with sales in the U.S. representing approximately 25% of sales in 2018 and no other geographic market representing more than 6% of sales. We believe that more significant future growth potential for the flavors and fragrances industry, and for our business, exists in the emerging markets (which we classify as all markets except North America, Japan, Australia, and Western, Southern and Northern Europe). As a result, we intend to continue to build on our multi-decade experience in the emerging markets. During 2018, sales in emerging markets represented 48% of our 2018 sales. As our customers seek to grow their businesses in emerging markets, we provide them the ability to leverage our long-standing international presence and extensive market knowledge to help drive their brands in these markets.

We operate in three business segments, Taste (previously “Flavors”), Scent (previously “Fragrances”) and, following its acquisition, Frutarom. In 2018, our Taste business represented 44% of our sales, our Scent business represented 47% of sales and Frutarom represented 9% of sales on a reported basis. Based on our 2018 combined sales, our Taste business represented 34% of sales, our Scent business represented 36% of sales and Frutarom represented 30% of sales.

Our principal executive offices are located at 521 West 57th Street, New York, New York 10019 and our telephone number is (212) 765-5500.

RISK FACTORS

Investing in our debt securities involves risks. Before you decide whether to purchase any of our securities, you should be aware of the risk factors discussed in the section titled “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2018, as updated and modified periodically in our reports filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference” for more information on these reports. The occurrence of any of these risks might cause you to lose all or part of your investment in our securities. You should carefully consider these risk factors together with all other information in this prospectus, incorporated by reference in this prospectus and the applicable prospectus supplement before deciding to invest in our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and the documents incorporated by reference, which are not historical facts or information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current assumptions, estimates and expectations and include statements concerning (i) our ability to achieve the anticipated benefits of the Frutarom acquisition, including our ability to capitalize on future growth opportunities and offer our customers innovative and differentiated products and our ability to achieve the cost-savings synergies; (ii) our ability to achieve long-term sustainable growth and increase shareholder value, (iii) the growth potential of the markets in which we operate, including the emerging markets, (iv) our expectations regarding our Ingredients business, (v) our expectations regarding percentage of revenues that will be attributed to research and development in 2019; (vi) expected developments in the regulatory regime in which we operate; (vii) our expectations regarding future price volatility of raw materials; (viii) our expectations regarding the impact of litigation; (ix) expected capital expenditures and cost pressures in 2019, (x) expectations regarding our 2017 productivity program; (xi) our ability to innovate and execute on specific consumer trends and demands, and (xii) our ability to reduce our net debt levels over the next three years. These forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Certain of such forward-looking information may be identified by such terms as “expect”, “anticipate”, “believe”, “intend”, “outlook”, “may”, “estimate”, “should”, “predict” and similar terms or variations thereof. Such forward-looking statements are based on a series of expectations, assumptions, estimates and projections about the Company, are not guarantees of future results or performance, and involve significant risks, uncertainties and other factors, including assumptions and projections, for all forward periods. Our actual results may differ materially from any future results expressed or implied by such forward-looking statements. Such factors include, among others, the following:

•	risks related to the integration of the Frutarom business, including whether we will realize the benefits anticipated from the acquisition in the expected time frame;

•	unanticipated costs, liabilities, charges or expenses resulting from the Frutarom acquisition;

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the increase in our leverage resulting from the additional debt incurred to pay a portion of the consideration for Frutarom and its impact on our liquidity and ability to return capital to its shareholders;

•	our ability to successfully market to its expanded and decentralized Taste and Frutarom customer base;

•	our ability to effectively compete in its market and develop and introduce new products that meet customers’ needs;

•	our ability to successfully develop innovative and cost-effective products that allow customers to achieve their own profitability expectations;

•	the impact of the disruption in our manufacturing operations;

•	the impact of a disruption in our supply chain, including the inability to obtain ingredients and raw materials from third parties;

•	volatility and increases in the price of raw materials, energy and transportation;

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our ability to comply with, and the costs associated with compliance with, regulatory requirements and industry standards, including regarding product safety, quality, efficacy and environmental impact;

•	the impact of any failure or interruption of our key information technology systems or a breach of information security;

•	our ability to react in a timely and cost-effective manner to changes in consumer preferences and demands;

•	our ability to establish and manage collaborations, joint ventures or partnership that lead to development or commercialization of products;

•	our ability to benefit from its investments and expansion in emerging markets;

•	the impact of currency fluctuations or devaluations in the principal foreign markets in which it operates;

•	economic, regulatory and political risks associated with our international operations;

•	the impact of global economic uncertainty on demand for consumer products;

•	the inability to retain key personnel;

•	our ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws;

•	our ability to realize the benefits of its cost and productivity initiatives;

•	our ability to successfully manage its working capital and inventory balances;

•	the impact of the failure to comply with U.S. or foreign anti-corruption and anti-bribery laws and regulations, including the U.S. Foreign Corrupt Practices Act;

•	our ability to protect its intellectual property rights;

•	the impact of the outcome of legal claims, regulatory investigations and litigation;

•	changes in market conditions or governmental regulations relating to our pension and postretirement obligations;

•	the impact of future impairment of our tangible or intangible long-lived assets;

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the impact of changes in federal, state, local and international tax legislation or policies, including the recently enacted Tax Cuts and Jobs Act, with respect to transfer pricing and state aid, and adverse results of tax audits, assessments, or disputes;

•	the effect of potential government regulation on certain product development initiatives, and restrictions or costs that may be imposed on the Company or its operations as a result; and

•	the impact of the United Kingdom’s expected departure from the European Union in 2019.

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the Company (such as in our other filings with the SEC or in company press releases) for other factors that may cause actual results to differ materially from those projected by the Company. For additional information regarding factors that could affect the Company’s results of operations, financial condition and liquidity, see “Risk Factors” in this prospectus and in any prospectus supplement, as well as the risks described in the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and as may be included from time to time in our filings with the SEC.

The Company intends its forward-looking statements to speak only as of the time of such statements and does not undertake or plan to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results. The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this prospectus or included in any of our periodic reports filed with the SEC and incorporated by reference into this prospectus could materially and adversely impact our results of operations, financial condition and liquidity and our future financial results.

Any public statements or disclosures by the Company following this prospectus that modify or impact any of the forward-looking statements contained in or accompanying this prospectus will be deemed to modify or supersede such outlook or other forward-looking statements in or accompanying this prospectus.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of our securities for general corporate purposes, including working capital. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of our securities.

DESCRIPTION OF DEBT SECURITIES

We may offer and issue our debt securities from time to time in one or more series. The debt securities will be our unsecured direct obligations. The debt securities will be issued under an indenture, dated as of March 2, 2016, between us and U.S. Bank National Association, as trustee. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The statements made in this prospectus relating to the indenture and the debt securities to be issued under the indenture are summaries of certain provisions of the indenture, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture and the debt securities. The indenture is an exhibit to the registration statement to which this prospectus is a part.

General

The debt securities will rank equally and ratably in right of payment with other unsecured indebtedness of ours that is not subordinated. While such debt securities rank equally and ratably with our other unsecured indebtedness that is not subordinated, it is effectively junior to secured debt or debt on the level of our subsidiaries. We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our Board of Directors or as established in the indenture. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal of and premium, if any, on the debt securities or the method of determination thereof;

•	the place or places where payments will be made;

•	the place or places where the debt securities may be exchanged or transferred;

•	the rate or rates at which the debt securities will bear interest or the manner or calculation of such rate or rates, if any;

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the date or dates from which interest will accrue, the interest payment dates on which interest will be payable or the manner of determination of such interest payment dates, and the record date for the determination of holders to whom interest is payable on any interest payment date;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

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the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same) and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at our option, and any remarketing arrangements with respect to the debt securities of that series;

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the obligation, if any, of the Company to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in participation of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series, including the form of the Trustee’s certificate of authentication for such series and any legends or endorsements to be placed thereon;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

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any and all other terms with respect to such series (which terms shall not be inconsistent with the terms of the indenture), including any terms which may be required by or advisable under U.S. laws or regulations or advisable in connection with the marketing of debt securities of that series;

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whether the debt securities are issuable as global securities or definitive form or both and any restrictions on the exchange of one form of the debt securities for another and on the offer, sale and delivery of the debt securities in either form, and, if issuable as global securities, the identity for the depositary for such series;

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if other than the principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•	any additional or different events of default or restrictive covenants provided for with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;

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if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the coin or currency or currency unit in which payment of the principal of, or premium, if any, or interest on the debt securities of the series shall be payable;

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if payments of principal of or interest, if any, on the debt securities are to be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

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the manner in which the amounts of payment of principal of or interest, if any, on the debt securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	if a person other than U.S. Bank National Association is to act as trustee for the debt securities of that series, the name and location of the corporate trust office of such trustee;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including subsidiaries of the Company;

•	whether the debt securities will be subject to defeasance as provided in the indenture;

•	if other than the trustee, the identity of the registrar, paying agent and custodian for the depositary;

•	if other than The Depository Trust Company, the identity of the depositary; and

•	any other terms of the debt securities of that series (which terms shall not be inconsistent with the requirements of the Trust Indenture Act).

In addition, the indenture does not limit our ability to issue convertible or exchangeable or subordinated debt securities. We may also issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations of $2,000 and integral multiples of $1,000 in excess of $1,000.

Unless otherwise specified in the applicable prospectus supplement, we will pay the interest on, principal of, and premium, if any, on any debt securities at the corporate trust office of the trustee. If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

•	to the person in whose name the debt security is registered at the close of business on a special record date to be fixed by the trustee; or

•	in any other lawful manner, all as more completely described in the indenture.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.” You may exchange or transfer debt securities at the corporate trust office of the trustee, unless otherwise specified in the applicable prospectus supplement. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the “registrar.” The registrar will also perform transfers of debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Consolidation, Merger and Sale of Assets

Under the indenture, we are permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, if we take any of these actions, we must meet the following conditions:

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The successor entity to such consolidation or merger, or the entity which acquires substantially all of our assets, shall expressly assume by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act, as then in effect), satisfactory in form to the trustee and executed and delivered to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all debt securities in accordance with the terms of such securities, and the due and punctual performance and observance of all the covenants and conditions of the indenture with respect to such securities to be kept or performed by us; and

•	Any other condition described in the applicable prospectus supplement.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any series of debt securities.

Events of Default

The indenture defines an “Event of Default” with respect to any series of debt securities issued pursuant to the indenture. Events of Default on debt securities are any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

•	default in the payment of principal of or premium on any debt security of that series when due and payable;

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default in the performance or breach of any other covenant by us in the indenture (other than a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 30 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization involving us; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if (1) we have paid or deposited with the trustee a sum sufficient to pay (i) all matured installments of interest on such debt securities, (ii) all principal of (and premium, if any, on) such debt securities, (iii) to the extent enforceable under applicable law, interest upon overdue installments of interest, and (iv) amounts payable to the trustee and (2) all Events of Default, other than the non-payment of the principal with respect to debt securities of that series which have become due solely by such declaration of acceleration, have been remedied or waived as provided in the indenture and the trustee’s fees and expenses have been paid in full.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives security or indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and after receipt of such request the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us to furnish to the trustee upon request a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may amend or supplement the indenture or the debt securities of one or more series without the consent of the holders of the outstanding debt securities under the indenture:

•	to cure any ambiguity, mistake or inconsistency in the indenture;

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to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not materially and adversely affect the interests of the holders of debt securities;

•	evidence the succession of another corporation to the Company, or successive successions and the assumption by the successor corporation of the covenants, agreements and obligations of the Company;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to the covenants of the Company for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

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to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the rights of any holder of debt securities in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to add or change CUSIP numbers or other identifying numbers of the debt securities of any series upon notice to holders of such debt securities;

•	to remove any legends placed on a debt security in accordance with the indenture;

•	to add any additional Events of Default;

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to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there is no debt security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

•

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to any debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than the one Trustee.

In addition, we may modify and amend the indenture as to all other matters with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments; provided however that we may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	extend the fixed maturity of any debt securities of any series;

•	reduce the principal amount of such debt securities;

•	reduce the rate or extend the time of payment of interest on such debt securities;

•	reduce any premium payable upon the redemption of such debt securities;

•	reduce the percentage of the holders of debt securities required to consent to any such supplemental indenture;

•	modify the right of any holder to receive or sue for payment of principal, premium or interest that would be due at the stated maturity; or

•	expressly subordinate the obligations of any series of debt securities to other indebtedness of the Company.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may also, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge, Defeasance and Covenant Defeasance

Discharge. We may discharge some obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

Full Defeasance. We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if we put in place the following arrangements to repay you:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

We must deliver to the trustee a legal opinion confirming that the holders of outstanding debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, based on the fact that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling (which ruling may be, but need not be, issued with respect to the Company) or (ii) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law.

If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and you would be released from any subordination provisions. In order to achieve covenant defeasance, we must do the following:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

We must deliver to the trustee a legal opinion confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply:

•	any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

•	certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Forms of Securities

Each security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal or premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustee, or any other agent of the Company or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. If an Event of Default has occurred and is continuing with respect to any debt securities represented by a registered global security and the depositary requests the issuance of certificated debt securities, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary.

In addition, we may, at any time and in our sole discretion, determine not to have securities represented by registered global securities and, in that event, will issue securities in definitive form for the registered global securities of that series. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee. It is expected that the depositary’s instructions will be based on directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities being offered:

•	directly to purchasers,

•	through agents,

•	through dealers,

•	through underwriters, or

•	through a combination of any of the above methods of sale.

The distribution of the securities may be affected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to such prevailing market prices, or

•	at negotiated prices.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them and the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time. Any agent, which may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth in the prospectus supplement relating to the offering of the securities. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange, and any underwriters or dealers will not be obligated to make a market in securities. We cannot predict the activity or liquidity of any trading in the securities.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, Greenberg Traurig, LLP, New York, New York, will provide opinions regarding the authorization and validity of the securities. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Frutarom Industries Ltd. and its subsidiaries business the registrant acquired during 2018) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEPENDENT AUDITORS

The financial statements of Frutarom Industries Ltd. as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 included in exhibit 99.1 of International Flavors & Fragrances Inc.’s Current Report on Form 8-K dated August 3, 2018 have been so incorporated in reliance on the report of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, independent auditors, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of Frutarom Industries Ltd. for the three-month and nine-month periods ended September 30, 2018 , included in exhibit 99.1 of International Flavors & Fragrances Inc.’s Current Report on Form 8-K dated November 30, 2018, which is incorporated by reference in this Prospectus, Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated November 29, 2018 incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Kesselman & Kesselman is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by Kesselman & Kesselman within the meaning of Sections 7 and 11 of the Act.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and current reports and certain other information with the SEC. Our SEC filings are available over the internet at the SEC’s web site at http://www.sec.gov. We also make available free of charge on or through the Investors link on our website, www.iff.com, all materials that we file electronically with the SEC.

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. This prospectus is part of a registration statement filed with the SEC.

We incorporate by reference into this prospectus the following documents filed by us with the SEC, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering of all of the securities covered by this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019;

•	Exhibit 99.1 and Exhibit 99.2 to the Current Report filed on August 3, 2018;

•	Exhibit 99.1 to the Current Report filed on September 10, 2018; and

•	Exhibit 99.1 to the Current Report filed on November 30, 2018.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may request a copy of each of our filings at no cost, by writing or telephoning us at the following address or telephone number:

International Flavors & Fragrances Inc .

Attention: Investor Relations

521 West 57th Street

New York, NY 10019

Phone: (212) 765-5500

We maintain an internet website at www.iff.com, which contains information relating to us and our business. We do not incorporate the information on our internet website by reference.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in or incorporated by reference in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

The information in or incorporated by reference in this prospectus and any prospectus supplement may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference in the prospectus and any prospectus supplement, before making an investment decision.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the offering of the securities being registered.

Amount to be Paid
SEC registration fee		*
Printing costs		**
Legal fees and expenses		**
Trustee fees and expenses		**
Rating agency fees		**
Accounting expenses		**
Miscellaneous costs		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of the registration fee for the securities offered.
**

Because an indeterminate amount of securities are covered by this registration statement, certain expenses in connection with the issuance and distribution of securities are not currently determinable. An estimate of the aggregate expenses in connection with each sale of securities being offered will be included in the applicable prospectus supplement.

ITEM 15.	Indemnification of Directors and Officers

The New York Business Corporation Law (“NYBCL”) provides that directors and officers of a New York corporation may be indemnified under certain circumstances against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred by them in disposing of actions to which they are a party or are threatened to be made a party by reason of acting as directors or officers if such persons acted in good faith and in a manner which they reasonably believed to be in the best interests of the corporation.

The By-Laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter. The Company’s Restated Certificate of Incorporation eliminates the potential personal monetary liability of the Company’s directors to the company or its shareholders for breaches of their duties as directors except as otherwise required under the NYBCL.

The Company has purchased insurance under a policy that insures both the Company and its officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above. The NYBCL expressly permits New York corporations to purchase such insurance.

The Company has also entered into indemnification agreements with its directors and certain of its officers. These indemnification agreements, among other things, provide for indemnification of directors and officers to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties, and amounts paid in settlement of any claim. The indemnification agreements provide for the prompt advancement of all expenses to the director or officer and for the reimbursement to the Company if it is found that such director or officer is not entitled to such indemnification under applicable law.

ITEM 16.	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement.*

4.1	Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 10(g) to the Registrant’s Quarterly Report on Form 10-Q filed on August 12, 2002.

4.2	By-laws of the Registrant, incorporated by reference to Exhibit 3(ii) to the Registrant’s Current Report on Form 8-K filed on May 3, 2018.

4.3	Indenture dated as of March 6, 2016 between the Registrant and U.S. Bank National Association, as Trustee, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 filed on March 2, 2016.

4.4	Form of Debt Security (included in Exhibit 4.3)

5.1	Opinion of Greenberg Traurig, LLP**

15	Awareness letter from Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, regarding unaudited interim financial information.**

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm**

23.2	Consent of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, independent accountants of Frutarom Industries Ltd. **

23.3	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)**

24.1	Power of Attorney of certain directors and officers of International Flavors & Fragrances Inc. (included on the signature page hereto)**

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee**

*	To be filed, if necessary, with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.
**	Filed herewith.

ITEM 17.	Undertakings

The Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of May, 2019.

International Flavors & Fragrances Inc.

By:	/s/ Andreas Fibig
Name:	Andreas Fibig
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Andreas Fibig and Richard A. O’Leary, and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments and supplements to this registration statement, including post-effective amendments, and any additional registration statement pursuant to Rule 462(b) and Rule 462(e) under the Securities Act of 1933 and other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorneys-in-fact and agents, in each of their sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andreas Fibig Andreas Fibig	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	May 7, 2019

/s/ Richard A. O’Leary Richard A. O’Leary	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 7, 2019

/s/ Robert G. Anderson Robert G. Anderson	Senior Vice President, Controller	May 7, 2019

/s/ Marcello V. Bottoli Marcello V. Bottoli	Director	May 7, 2019

/s/ Linda B. Buck Linda B. Buck	Director	May 7, 2019

/s/ Michael Ducker Michael Ducker	Director	May 7, 2019

Signature	Title	Date

/s/ David R. Epstein David R. Epstein	Director	May 7, 2019

/s/ Roger W. Ferguson, Jr. Roger W. Ferguson, Jr.	Director	May 7, 2019

/s/ John F. Ferraro John F. Ferraro	Director	May 7, 2019

/s/ Christina Gold Christina Gold	Director	May 7, 2019

/s/ Katherine M. Hudson Katherine M. Hudson	Director	May 7, 2019

/s/ Dale F. Morrison Dale F. Morrison	Director	May 7, 2019

/s/ Stephen Williamson Stephen Williamson	Director	May 7, 2019